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                                 HELEN W. MELMAN
                                 ATTORNEY AT LAW
                                 815 MORAGA DRIVE
                           LOS ANGELES, CALIFORNIA 90049
                             TELEPHONE (310) 472-4191
                             FACSIMILE (310) 472-4091



                                                   October 15, 1999



Peceptronics, Inc.
21010 Erwin Street
Woodland Hills, California 91367


         Re:  Registration Statement on Form S-8
              ----------------------------------

Gentlemen:

    Perceptronics, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to 300,000 shares of its Common Stock, $.001 par value (the "Shares"), in consideration for services rendered pursuant to a stock compensation plan for consultants (the "Plan"). The Shares are being registered on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission.

    In connection with rendering the opinion hereinafter expressed, I have examined originals, certified copies or other copies identified to my satisfaction of the following documents and instruments:

    1.   Certificate of Incorporation of the Company, as amended to date;

    2.   Bylaws of the Company, as amended to date; and

    3. Minutes of meetings or written consents of the Board Directors of the Company.



                                  EXHIBIT 5.1

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HELEN W. MELMAN

    October 15, 1999
    Perceptronics, Inc.
    Page 2

    I have obtained from public officials and from officers of the Company and examined originals or copies, identified to my satisfaction, of such other certificates, agreements and other assurances as I consider necessary for the purpose of rendering the opinion hereinafter expressed.

    I have additionally consulted with officers and representatives of the Company and have obtained such representations with respect to matters of fact as I deem necessary or advisable. I have not necessarily independently verified the content of the factual statements made to me in connection therewith, nor the veracity of such representations, but I have no reason to doubt their truth or accuracy.

    Based on the foregoing, it is my opinion that the Shares, when issued, sold and paid for in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

    I hereby consent to this opinion being filed as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /S/ Helen W. Melman

                                          HELEN W. MELMAN

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